Exhibit (d)(1)(E)
AMENDMENT TO
RESTRUCTURING SUPPORT AGREEMENT
     This Amendment (this “Amendment") to the Restructuring Support Agreement (the “RSA”), dated April 6, 2009 entered into by and among by and among EPIX Pharmaceuticals, Inc., a Delaware corporation (the “Company"), and beneficial owners of Notes listed on the signature pages thereto (collectively, the “Noteholders"), is made effective as of April 30, 2009. All capitalized terms not defined herein shall have the meaning ascribed to them in the RSA.
RECITALS
     WHEREAS, the Company and the Noteholders desire to amend the RSA.
AGREEMENT
     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree to amend the RSA as follows:
1.	Section 3(a)(iii) of the RSA shall be deleted in its entirety.

2.	All other provisions of the RSA not specifically amended by this Amendment shall remain in full force and effect.

3.	This Amendment, the rights of the parties and all claims, actions, causes of action, suits, litigation, controversies, hearings, charges, complaints or proceedings arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be as effective as delivery of a manually executed counterpart.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.
THE COMPANY:

EPIX PHARMACEUTICALS, INC.
By:	/s/ Elkan Gamzu
	Name:	Elkan Gamzu
	Title:	CEO

NOTEHOLDERS:

Name of Holder:	Loomis, Sayles & Company, L.P., as investment manager for one or more discretionary accounts
	By:	Loomis, Sayles & Company,
Incorporated, its General Partner

Signatory:	/s/ Thomas H. Day
Title:	Thomas H. Day
Assistant General Counsel Address For Notice: Loomis, Sayles & Company, L.P. One Financial Center Boston, MA 02111 Facsimile: (617) 951-2430 Telephone: (617) 346-9786 Attention: Deirdre A. Walsh

[Signature Page to the Amendment to the Restructuring Support Agreement]

NOTEHOLDERS (CONTINUED):

Name of Holder:	Pioneer Funds—US High Yield (LUX) GE Singapore Life Insurance Fund Pioneer High Yield Fund ING Pioneer High Yield Portfolio Pioneer High Yield VCT Portfolio
	By:	Pioneer Investment Management, Inc.,
its Advisor

Signatory:	/s/ Kenneth J. Taubes
Title:	Kenneth J. Taubes
Executive Vice President Address For Notice: Pioneer Investment Management 60 State Street Boston, MA 02109 Facsimile: (617) 422 4276 Telephone: (617) 422 4598 Attention: David Brecht, CFA

[Signature Page to the Amendment to the Restructuring Support Agreement]

NOTEHOLDERS (CONTINUED):

Name of Holder:	Highbridge International LLC
	By:	Highbridge Capital Management, LLC,
as Trading Advisor.

Signatory:	/s/ Mark Vanacore
Title:	Mark Vanacore
Managing Director

Address For Notice:

Highbridge Capital Management
9 West 57th Street, 27th Floor
New York, New York 10019
Facsimile: (212) 755-4250
Telephone: (212) 287-4672
Attention: Jonathan Dorfman

[Signature Page to the Amendment to the Restructuring Support Agreement]

NOTEHOLDERS (CONTINUED):

Name of Holder:	Putnam Convertible Income-Growth Trust Putnam High Income Securities Fund Putnam Income Strategies Fund
	By:	Putnam Investment Management, LLC

Signatory:	/s/ James F. Clark
Title:	James F. Clark
Senior Vice President Address For Notice: Putnam Investments One Post Office Square Boston, MA 02109 Facsimile: (617)760-1625 Telephone: (617) 760-1000 Attention: General Counsel

Each of the Putnam funds identified on this signature page shall be referred to herein as a “Fund”. Under this Agreement, each Fund is acting on its own behalf separately from any other Fund and neither jointly nor jointly and severally with any other Fund or any other person. A copy of the Declaration of Trust of each Fund is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is given that this Agreement is executed on behalf of the trustees of each Fund as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees or officers or shareholders individually, but are binding only on the assets and property of each Fund with respect to its obligations hereunder.
[Signature Page to the Amendment to the Restructuring Support Agreement]

NOTEHOLDERS (CONTINUED):

Name of Holder:	Franklin & Marshall College LGT Capital Invest (SC3) Limited — U.S. High Yield Convertible
	By:	The Putnam Advisory Company, LLC

Signatory:	/s/ James F. Clark
Title:	James F. Clark
Senior Vice President Address For Notice: Putnam Investments One Post Office Square Boston, MA 02109 Facsimile: (617)760-1625 Telephone: (617) 760-1000 Attention: General Counsel

[Signature Page to the Amendment to the Restructuring Support Agreement]